EXHIBIT 3

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NICKEL ACQUISITION CORP.

                                      under
                   Section 402 of the Business Corporation Law


          I, Erik R. Tavzel, being a natural person over the age of 18 years, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York (the "Business Corporation Law"), do hereby certify as follows:

                                  ARTICLE FIRST

          The name of the corporation (the "Corporation") is Nickel Acquisition Corp.

                                 ARTICLE SECOND

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law; provided, however, that the Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                                  ARTICLE THIRD

          The office of the Corporation in the State of New York is to be located in the County of New York, State of New York.

                                 ARTICLE FOURTH

          The aggregate number of shares which the Corporation shall have authority to issue shall be 100 shares of Common Stock, par value $.01 per share.



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                                  ARTICLE FIFTH

          The Secretary of State of the State of New York is designated as agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is: Corporation Service Company, 80 State Street, Sixth Floor, Albany, New York 12207-2543.

                                  ARTICLE SIXTH

          The Corporation's registered agent shall be Corporation Service Company (the "Registered Agent"). The Registered Agent's address is: 80 State Street, Sixth Floor, Albany, New York 12207-2543. The Registered Agent is the agent of the Corporation upon whom process against it may be served.

                                 ARTICLE SEVENTH

          Pursuant to Section 402(b) of the Business Corporation Law, the personal liability of the Corporation's directors to the Corporation or its shareholders for damages for any breach of duty in such capacity shall be eliminated to the fullest extent permitted by the Business Corporation Law, as such exists on the date hereof or as such may hereafter be amended. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          IN WITNESS WHEREOF, I have executed this Certificate of Incorporation this 20th day of December, 2000.

                                          /s/ Erik R. Tavzel
                                        ------------------------------
                                        Erik R. Tavzel
                                        Sole Incorporator

                                        Mailing Address:
                                        Cravath, Swaine & Moore
                                        Worldwide Plaza
                                        825 Eighth Avenue
                                        New York, NY 10019



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                                 ACKNOWLEDGMENT

STATE OF NEW YORK,   )
                     ) ss.:
COUNTY OF NEW YORK,  )

          On this 20th day of December, 2000, personally came before me Erik R. Tavzel, a person known to me to be the person who executed the foregoing Certificate of Incorporation, and he acknowledged that he signed said Certificate of Incorporation and acknowledged the same as his free act and deed.

          Given under my hand and seal the day and year first above written.

                                          /s/ Pamela Warner
                                        ------------------------------
                                        Notary Public